Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce H. Beatt, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to execute any and all amendments and supplements to the Form S-3 registration statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities on April 20, 2010.

Signature	Title	Date

/s/ John F. Lundgren John F. Lundgren	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2010

/s/ Donald Allan Jr. Donald Allan Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 20, 2010

/s/ Nolan D. Archibald Nolan D. Archibald	Chairman of the Board of Directors	April 20, 2010

/s/ John G. Breen John G. Breen	Director	April 20, 2010

/s/ George W. Buckley George W. Buckley	Director	April 20, 2010

M. Anthony Burns	Director

/s/ Patrick D. Campbell Patrick D. Campbell	Director	April 20, 2010

/s/ Carlos M. Cardoso Carlos M. Cardoso	Director	April 20, 2010

/s/ Virgis W. Colbert	Director	April 20, 2010
Virgis W. Colbert

/s/ Robert B. Coutts	Director	April 20, 2010
Robert B. Coutts

/s/ Manuel A. Fernandez	Director	April 20, 2010
Manuel A. Fernandez

/s/ Benjamin H. Griswold, IV	Director	April 20, 2010
Benjamin H. Griswold, IV

/s/ Eileen S. Kraus	Director	April 20, 2010
Eileen S. Kraus

/s/ Marianne Miller Parrs	Director	April 20, 2010
Marianne Miller Parrs

/s/ Robert L. Ryan	Director	April 20, 2010
Robert L. Ryan

/s/ Lawrence A. Zimmerman	Director	April 20, 2010
Lawrence A. Zimmerman